POWER OF ATTORNEY KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints each of Jamal H. Haughton, Thomas E. Proost, Jennifer A. Smith, William S. Grimshaw, Meghan E. Gearhart and any person designated in writing by the General Counsel of Charter Communications, Inc. (the “Company”), acting alone, as his true and lawful attorney-in-fact and agent, effective on the date hereof, for him and in his name, place and stead, in any and all capacities, to: (i) prepare, execute and file with the United States Securities and Exchange Commission (“SEC”), NASDAQ and any stock exchange or similar authority as considered necessary or advisable, on behalf of him, a Form ID, including amendments thereto, and any other documents necessary, appropriate or desirable to obtain credentials (including codes and passwords) enabling the undersigned to make electronic filings with the SEC via the Electronic Data Gathering and Retrieval (“EDGAR”) system of reports required or considered by such attorney-in-fact to be advisable under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; (ii) enroll the undersigned in EDGAR Next or any successor filing system, and act as an account administrator for the undersigned’s EDGAR account, including (a) appointing, removing and replacing account administrators, technical administrators, account users, and delegated entities, (b) maintaining the security of the undersigned’s EDGAR account, including modification of access codes, (c) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard and (d) taking any other actions contemplated by Rule 10 of Regulation S-T; (iii) cause the Company to accept a delegation of authority from the undersigned’s EDGAR account administrators and authorize the Company’s EDGAR account administrators pursuant to that delegated entity designation to appoint, remove or replace users for the undersigned’s EDGAR account; (iv) prepare, execute and file with the SEC, NASDAQ and any stock exchange or similar authority as considered necessary or advisable any and all Forms 3, 4, and 5 reporting beneficial ownership and changes in beneficial ownership of securities issued by the Company and any amendments and supplements to those forms, or other required report, which, in the opinion of such attorney-in-fact, may be necessary, appropriate or desirable to comply with Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder; and (v) seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to any attorney-in-fact and further approves and ratifies any such release of information.

The undersigned hereby grants to each attorney-in-fact full power and authority to perform all and every act requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, with full power of revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act. This Power of Attorney shall automatically terminate as to named attorneys-in-fact six months after the undersigned ceases to be a Section 16 Reporting Person of the Company. This Power of Attorney shall terminate as to each named attorney-in-fact whose employment by the Company and its affiliates shall terminate. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed. Date: _____________________ By: _______________________________ Print Name: Wade Davis /s/ Wade DavisDecember 16, 2025